                                                                   EXHIBIT 10.51

                        AMENDED AND RESTATED GUARANTEE


          AMENDED AND RESTATED GUARANTEE dated as of November 4, 1997 made by PARAGON HEALTH NETWORK, INC., a Delaware corporation ("Paragon") and the other
                                                       -------
guarantors which are signatories hereto (Paragon and each such other guarantor, individually, a "Guarantor"; collectively, the "Guarantors"), in favor of THE
                 ---------                      ----------
CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "Agent")
                                                                      -----
for the lenders (the "Lenders") parties to the Amended and Restated Credit
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Agreement, dated as of the date hereof (as further amended, supplemented, extended or otherwise modified from time to time, the "Credit Agreement"), among
                                                       ----------------
FBTC LEASING CORP. (the "Borrower"), the Lenders and the Agent.
                         --------


                             Preliminary Statement
                             ---------------------

          Pursuant to that certain Guarantee dated as of October 10, 1996 made by Living Centers of America, Inc. ("LCA") and certain of its subsidiaries in
                                     ---
favor of the Agent (the "Original Guarantee"), LCA agreed to guarantee the
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prompt and complete performance of the Guaranteed Obligations (as defined in the
Original Guarantee).

          Upon the consummation of the transactions contemplated in the Agreement and Plan of Merger dated as of May 7, 1997 among Apollo Management, L.P., Apollo LCA Acquisition Corporation and LCA and the Agreement and Plan of Merger dated as of May 7 1997 among LCA, GranCare, Inc. and Apollo Management, L.P. (collectively, the "Recapitalization Agreement"), Paragon Health Network,
                         --------------------------
Inc. will succeed to all of the assets and rights, and will assume all of the obligations and liabilities of, LCA.

          The parties hereto have agreed to amend and restate the Original Guarantee to confirm that the rights and obligations of LCA under the Original Guarantee have been assumed by Paragon and certain of its subsidiaries and to make other modifications to the terms of the Original Guarantee.

          To evidence the foregoing agreements, the Guarantors and the Agent are amending and restating the terms and conditions of the Original Guarantee upon the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the mutual agreements herein contained and to induce the Lenders to continue to make their respective Loans to the Borrower under the Credit Agreement, and other good and valuable consideration, receipt of which is hereby acknowledged, each Guarantor hereby agrees with the Agent, for the ratable benefit of the Lenders, that the terms of the Original Guarantee are hereby amended and restated in their entirety as follows:

          1.  Defined Terms; Calculations and Computations.  Capitalized terms
              --------------------------------------------
not
otherwise defined herein shall have the meanings set forth on Annex A to the Amended and Restated Participation Agreement dated as of the date hereof among the Lessee, the Lessor, the Agent and the Lenders. The documentary conventions and rules of usage contained in such Annex A shall also be applicable to this Guarantee.

          2.  Guarantee  (a)  Subject to the provisions of Section 2(b) and
              ---------
without duplication, the Guarantors hereby jointly and severally unconditionally and irrevocably guarantee to the Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, (i) the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of each of the following:
the unpaid principal of and interest on the Notes and all other obligations and liabilities of the Borrower to the Agent or the Lenders (including interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Notes, the other Operative Agreements or any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all reasonable fees and disbursements of counsel to the Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of the Credit Agreement or any other Operative Agreement) and (ii) the prompt and complete payment by the Lessee and the Construction Agent when due (whether at stated maturity, by acceleration or otherwise) of all amounts payable by the Lessee and the Construction Agent under any of the Operative Agreements (including indemnities and Facility Fees) to the Agent and/or the Lenders and the Lessor (each and all of the above obligations described in clauses (i) and (ii) above, collectively, the "Guaranteed Obligations").
                   ----------------------

          (b) Anything herein or in any other Operative Agreement to the contrary notwithstanding, no Guarantor shall at any time be required to make any payment hereunder in respect of the principal of any Tranche B Loans or of the Lessor Contribution unless at such time a Lease Event of Default has occurred and is continuing.

The maximum liability of each Guarantor hereunder shall in no event exceed the amount which can be guaranteed by each Guarantor under applicable federal and state laws relating to the insolvency of debtors.

          (c) Each Guarantor further agrees to pay any and all expenses (including all reasonable fees and disbursements of counsel) which may be paid or incurred by the Agent or any Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Guaranteed Obligations and/or enforcing any rights with respect to, or collecting against, such Guarantor under this Guarantee. This Guarantee shall remain in full force and effect until the Guaranteed Obligations and all amounts owing hereunder are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto the Borrower or the Lessee may be free from any Guaranteed Obligations.

          (d) No payment or payments made by the Borrower, any Guarantor or any other Person or received or collected by the Agent or any Lender from the Borrower, any Guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment or payments remain liable for the Guaranteed Obligations until the Guaranteed Obligations and all amounts owing hereunder are paid in full and the Commitments are terminated.

          (e) Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Agent or any Lender on account of its liability hereunder, it will notify the Agent in writing that such payment is made under this Guarantee for such purpose.

          3.  Right of Set-off.  In addition to any rights now or hereafter
              ----------------
granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Agent and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower, any Guarantor or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Debt at any time held or owing by the Agent or such Lender (including by branches and agencies of the Agent or such Lender wherever located) to or for the credit or the account of any Guarantor against and on account of the obligations and liabilities of any Guarantor hereunder or under any of the other Operative Agreements, and all other claims of any nature or description arising out of or connected with this Guarantee or any other Operative Agreement, irrespective of whether the Agent or such Lender shall have made any demand hereunder.

          4.  No Subrogation.  Notwithstanding any payment or payments made by
              --------------
any Guarantor hereunder or any set-off or application of funds of such Guarantor by any Lender, no Guarantor shall be entitled to exercise or enforce any subrogation rights of the Agent or any Lender against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Agent or any Lender for the payment of the Guaranteed Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by any Guarantor hereunder, until all amounts owing to the Agent and the Lenders by the Borrower on account of the Guaranteed Obligations and all amounts owing hereunder are paid in full and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations and all amounts owing hereunder shall not have been paid in full or the Commitments shall not have been terminated, such amount shall be held by such Guarantor in trust for the Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Agent, if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as the Agent may determine.

          5.  Amendments, etc. with respect to the Guaranteed Obligations;
              ------------------------------------------------------------
Waiver of Rights.  Each Guarantor shall remain obligated hereunder
----------------
notwithstanding that, without any reservation of rights against such Guarantor and without notice to or further assent by such Guarantor, any demand for payment of any of the Guaranteed Obligations made by the Agent or any Lender may be rescinded by such party and any of the Guaranteed Obligations continued, and the Guaranteed Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Agent or any Lender, and the Credit Agreement, the Participation Agreement and the other Operative Agreements may be amended, modified, supplemented or terminated, in whole or in part, as the Agent (or the Required Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Agent or any Lender for the payment of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released. Neither the Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Guaranteed Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against any Guarantor, the Agent or any Lender may, but shall be under no obligation to, make a similar demand on the Borrower or any other Guarantor, and any failure by the Agent or any Lender to make any such demand or to collect any payments from the Borrower or any other Guarantor or any release of the Borrower or any such other Guarantor shall not relieve any Guarantor, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Agent or any Lender against such Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

          6.  Guarantee Absolute and Unconditional.  Each Guarantor waives any
              ------------------------------------
and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Agent or any Lender upon this Guarantee or acceptance of this Guarantee; the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Borrower and each Guarantor, on the one hand, and the Agent and the Lenders, on the other hand, with respect to the Guaranteed Obligations, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or such Guarantor with respect to the Guaranteed Obligations. Each Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Credit Agreement or any other Operative Agreement, any of the Guaranteed Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any Guarantor against the Agent or any Lender, (c) any non-recourse provision contained in any Operative Agreement, or (d) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Guaranteed Obligations, or of any Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against any Guarantor, the Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by the Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the

Agent and the Lenders against such Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Agent and the Lenders, and their respective successors, indorsees, transferees and assigns, until all the Guaranteed Obligations and the obligations of each Guarantor under this Guarantee shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Guaranteed Obligations.

          7.  Reinstatement.  This Guarantee shall continue to be effective, or
              -------------
be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

          8.  Payments.  Each Guarantor hereby guarantees that payments
              --------
hereunder will be paid to the Agent without set-off or counterclaim in U.S. Dollars at the office of the Agent located at 270 Park Avenue, New York, New York 10017.

          9.  Representations, Warranties.  In order to induce the Lenders to
              ---------------------------
enter into the Credit Agreement and to make the Loans, each Guarantor hereby represents and warrants to the Agent and each Lender hereto as of the Reorganization Closing Date and as of each Funding Date as follows:

          Section 9.1.  Financial Condition.  (a)  The unaudited pro forma
                        -------------------                      --- -----
     consolidated balance sheet of Paragon and its consolidated Subsidiaries as at June 30, 1997 (including the notes thereto) (the "Pro Forma Balance
                                                          -----------------
     Sheet"), a copy of which has heretofore been furnished to each Lender, has
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     been prepared giving effect (as if such events had occurred on such date)
     to (i) the consummation of the Recapitalization, (ii) this Guarantee being delivered and the Senior Subordinated Notes to be issued on the Reorganization Closing Date and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet complies with Regulation S-X of the Securities Act of 1933, as amended, based on the best information available to Paragon as of the date of delivery thereof and consistent in all material respects with the sources and uses of funds for the Recapitalization as previously disclosed to the Lenders and the forecasts and projections previously provided to the Lenders, and presents fairly on a pro forma basis the
                                                       --- -----
     estimated financial position of Paragon and its consolidated Subsidiaries as at June 30, 1997, assuming that the events specified in the preceding sentence had actually occurred at such date.

          (b) The audited consolidated balance sheets of (i) Old GranCare as at December 31, 1996, December 31, 1995 and December 31, 1994 and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Ernst & Young LLP and (ii) LCA as at September 30, 1996, September 30, 1995 and September 30, 1994 and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Ernst & Young

     LLP, in each case present fairly the consolidated financial condition of Old GranCare or LCA, as the case may be, as at such dates, and the consolidated results of their operations and their consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of GranCare as at June 30, 1997, and the related unaudited consolidated statements of income and cash flows for the six-month period ended on such date, present fairly the consolidated financial condition of GranCare as at such date, and the consolidated results of its operations and its consolidated cash flows for the six-month period then ended (subject to normal year-end audit adjustments). The unaudited consolidated balance sheet of LCA as at June 30, 1997, and the related unaudited consolidated statements of income and cash flows for the nine-month period ended on such date, present fairly the consolidated financial condition of LCA as at such date, and the consolidated results of its operations and its consolidated cash flows for the nine-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). No Guarantor has any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, which are not reflected in the most recent financial statements of GranCare or LCA, as the case may be, referred to in this paragraph (b). Except as disclosed in Schedule 9.1, during the period from September 30, 1996 to and including the Reorganization Closing Date there has been no Disposition by LCA of any material part of its business or any of its Corporate Properties and during the period from December 31, 1996 to and including the Reorganization Closing Date there has been no Disposition by Old GranCare prior to February 13, 1997, or by GranCare from and after February 13, 1997, of any material part of its business or Corporate Property.

          9.2  No Change.  (a) From September 30, 1996 to and including the date
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     hereof there has been no development or event which has had or could reasonably be expected to have a material adverse effect on the business, assets, property, condition (financial or otherwise) or prospects of LCA and its Subsidiaries taken as a whole; (b) from December 31, 1996 to and including the date hereof there has been no development or event which has had or could reasonably be expected to have a material adverse effect on the business, assets, property, condition (financial or otherwise) or prospects of Grancare and its Subsidiaries taken as a whole (other than the spin-off by Old GranCare of its interests in TeamCare to Vitalink Pharmacy Services, Inc.); (c) since the date hereof, there has been no development or event which has had or could reasonably be expected to have a material adverse effect on the business, assets, property, condition (financial or otherwise) or prospects of Paragon and its Subsidiaries taken as a whole; and (d) since the date hereof, there has been no development or event which has had or could reasonably be expected to have a material adverse effect on the validity or enforceability of the Corporate Credit Agreement, any Operative Agreement or any of the documents thereunder or the rights or remedies of the Agent or the Lenders hereunder or thereunder.

          9.3  Corporate Existence; Compliance with Law.  Each Guarantor (a) is
               ----------------------------------------
     duly organized, validly existing (except to the extent the failure to do so results from a transaction permitted by Section 11.4) and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its Corporate Property, to lease the Corporate Property it operates as lessee and to conduct the businesses in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Corporate Property or the conduct of its business requires such qualification except where failure to so be qualified could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          9.4  Corporate Power; Authorization; Enforceable Obligations.  Each
               -------------------------------------------------------
     Guarantor has the corporate power and authority, and the legal right, to make, deliver and perform this Guarantee. Each Guarantor has taken all necessary corporate action to authorize the execution, delivery and performance of this Guarantee. Each consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person required in connection with the Recapitalization or with the execution, delivery, performance, validity or enforceability of this Guarantee or any of the other Operative Agreements, has been obtained or made and is in full force and effect except as set forth on Schedule 9.4. This Guarantee has been duly executed and delivered on behalf of each Guarantor party hereto. This Guarantee constitutes a legal, valid and binding obligation of each Guarantor party hereto, enforceable against each such Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          9.5  No Legal Bar.  The execution, delivery and performance of this
               ------------
     Guarantee will not violate any Requirement of Law or, except with respect to those leases referred to on Schedule 9.4, any Contractual Obligation of Paragon or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to Paragon or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

          9.6  No Material Litigation.  Except as described on Schedule 9.6, no
               ----------------------
     litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of Paragon, LCA or Old GranCare, threatened by or against any Guarantor or against any of their respective properties or revenues (a) with respect to any of the Operative Agreements or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

          9.7  No Default.  No Guarantor is in default under or with respect to
               ----------
     any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          9.8  Ownership of Corporate Property; Liens.  Each Guarantor has title
               --------------------------------------
     in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other Corporate Property, and none of such Corporate Property is subject to any Lien except as permitted by Section 11.3.

          9.9  Intellectual Property.  Except as described on Schedule 9.9:  (a)
               ---------------------
     each Guarantor owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted; (b) to the best knowledge of Paragon, no material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does Paragon know of any valid basis for any such claim; and
     (c) to the best knowledge of Paragon, the use of Intellectual Property by Paragon and its Subsidiaries does not infringe on the rights of any Person in any material respect.

          9.10  Taxes.  Each Guarantor has filed or caused to be filed all
                -----
     Federal, state and other material tax returns which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Corporate Property and all other material taxes, fees or other charges imposed on it or any of its Corporate Property by any Governmental Authority (other than any such taxes, fees or charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Paragon or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of Paragon, no claim is being asserted, with respect to any such material tax, fee or other charge.

          9.11  Federal Regulations.  No part of the proceeds of any Loans will
                -------------------
     be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G or Regulation U of the Board as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of the Board. If requested by any Lender or the Agent, Paragon will furnish to the Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in said Regulation G or Regulation U, as the case may be.

          9.12  Labor Matters.  There are no strikes or other labor disputes
                -------------
     against Paragon or any of its Subsidiaries pending or, to the knowledge of Paragon, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of Paragon and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from Paragon or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of Paragon or the relevant Subsidiary.

          9.13  ERISA.  Neither a Reportable Event nor an "accumulated funding
                -----
     deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a

     Single Employer Plan (other than the American Medical Services Employees' Pension Plan (the "American Plan")) has occurred, and no Lien in favor of
                        -------------
     the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither Paragon nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan which has resulted or could reasonably be expected to result in a material liability under ERISA, and neither Paragon nor any Commonly Controlled Entity would become subject to any material liability under ERISA if Paragon or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent. Neither Paragon nor any Commonly Controlled Entity has incurred any liability which remains outstanding to the PBGC by reason of the termination of the American Plan.

          9.14  Investment Company Act; Other Regulations.  No Guarantor is an
                -----------------------------------------
     "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Guarantor is subject to regulation under any Requirement of Law (other than Regulation X of the Board) which limits its ability to incur Indebtedness of the type incurred or to be incurred under this Guarantee, any other Operative Agreement or any Loan Document.

          9.15  Subsidiaries.  The Subsidiaries listed on Schedule 9.15(a)
                ------------
     constitute all the Subsidiaries of Paragon at the Reorganization Closing Date.

          9.16  Environmental Matters.  Except as described on Schedule 9.16 and
                ---------------------
     such other matters as, individually or in the aggregate, could not reasonably be expected to result in the payment of a Material Environmental
     Amount:

          (a) To the knowledge of Paragon and its Subsidiaries, the facilities and properties owned, leased or operated by Paragon or any of its Subsidiaries (each, a "Corporate Property"; collectively, the "Corporate
                            ------------------                      ---------
     Properties") do not contain, and have not previously contained, any
     ----------
     Materials of Environmental Concern in amounts or concentrations or under circumstances which (i) constitute or constituted a violation of, or (ii) could give rise to liability under, any Environmental Law.

          (b) (i) All operations of Paragon and its Subsidiaries at the Corporate Properties are in compliance and have in the last five years been in compliance with all applicable Environmental Laws, and (ii) to the knowledge of Paragon and its Subsidiaries, there is no contamination at, under or about the Corporate Properties or violation of any Environmental Law with respect to the Corporate Properties or the business operated by Paragon or any of its Subsidiaries (the "Business") which could interfere
                                              --------
     with the continued operation of the Corporate Properties or impair the fair saleable value thereof.

          (c) No Guarantor has received or knows of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Corporate Properties or the Business, nor does Paragon have knowledge or reason to believe that any such notice will be received or is being threatened.

          (d) To the knowledge of Paragon or any of its Subsidiaries, Materials of Environmental Concern have not been transported or disposed of in violation of, or in a manner or to a location which could give rise to liability of Paragon or any of its Subsidiaries under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any location in violation of, or in a manner that could reasonably be anticipated to give rise to liability of Paragon or any of its Subsidiaries under, any applicable Environmental Law.

          (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of Paragon, threatened, under any Environmental Law to which Paragon or any Subsidiary is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements applicable to Paragon or any of its Subsidiaries outstanding under any Environmental Law.

          (f) To the knowledge of Paragon and its Subsidiaries, there has been no release or threat of release of Materials of Environmental Concern at or from the Corporate Properties, or arising from or related to the operations of Paragon or any Subsidiary in connection with the Corporate Properties or otherwise in connection with the Business, in violation of or that could reasonably be expected to give rise to liability under Environmental Laws.

          9.17  Accuracy of Information, etc.  No statement or information
                ----------------------------
     contained in this Guarantee, any other Operative Agreement, any Loan Document or any other document, certificate or statement furnished to the Agent or the Lenders or any of them, by or on behalf of any Guarantor for use in connection with the transactions contemplated by the Operative Agreements, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma
                                                                      --- -----
     financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of Paragon to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. As of the Reorganization Closing Date, the representations and warranties contained in the Recapitalization Agreement are true and correct in all material respects. There is no fact known to any Guarantor that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein or in the other Operative Agreements or in any other documents, certificates and statements furnished to the Agent and the Lenders for use in connection with the transactions contemplated in the Operative Agreements.

          9.18  Solvency.  Each Guarantor is, and after giving effect to the
                --------
     Recapitalization and the incurrence of the obligations being incurred in connection herewith will be and will continue to be, Solvent.

          9.19  Senior Indebtedness.  The Guaranteed Obligations constitute
                -------------------
     senior indebtedness of each Guarantor, prior to, or pari passu with, all
                                                         ----------
     other Indebtedness of the Guarantors.

          9.20  Health Care Permits.  Except as disclosed on Schedule 9.20:
                -------------------                          -------------

               (a) Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (i) each Guarantor now has (after giving effect to the Recapitalization), and has no reason to believe it will not be able to maintain in effect, all Health Care Permits necessary for the lawful conduct of its business or operations wherever now conducted and as planned to be conducted, including, without limitation, the ownership and operation of its Health Care Facilities pursuant to all Requirements of Law, (ii) all such Health Care Permits are in full force and effect and have not been amended or otherwise modified, rescinded, revoked or assigned, (iii) each Guarantor is substantially complying with the requirements of each such Health Care Permit, and no event has occurred, and no condition exists, which, with the giving of notice, the passage of time, or both, would constitute a violation thereof, (iv) no Guarantor has received any written notice of any violation of any Requirement of Law, (v) to the knowledge of Paragon, no condition exists or event has occurred which in itself or with the giving of notice or the lapse of time, or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such Health Care Permit, (vi) there is no claim filed with any Governmental Authority of which any Guarantor has been notified in writing challenging the validity of any such Health Care Permit and (vii) the continuation, validity and effectiveness of all such Health Care Permits will not be adversely affected by the Recapitalization or the execution and performance of any of the Loan Documents or Operative Agreements.

               (b) All Health Care Facilities owned, leased, managed or operated by Paragon or any of its Subsidiaries are entitled to participate in, and receive payment under, the appropriate Medicare, Medicaid and related reimbursement programs, and any similar state or local government-sponsored program, to the extent that Paragon or any of its Subsidiaries has decided to participate in any such program, and to receive reimbursement from private and commercial payers and health maintenance organizations to the extent applicable thereto. There are no proceedings pending or, to the knowledge of Paragon, any proceedings threatened or investigations pending or threatened, by any Governmental Authority with respect to Paragon's or any of its Subsidiaries' participation in the Medicare, Medicaid or related reimbursement programs and which could reasonably be expected to have a Material Adverse Effect.

               9.21  Operative Agreements Control.  Notwithstanding the
                     ----------------------------
     foregoing, to the extent a representation or warranty contained in this Guarantee relating in any respect to the Properties is inconsistent with the representations and warranties contained in the Participation Agreement or other Operative Agreement (other than this Guarantee), the representations contained in the Participation Agreement or other Operative Agreement (other than this Guarantee) shall govern.

          10.  Affirmative Covenants of the Guarantor.  Paragon hereby covenants
               --------------------------------------
and agrees that so long as this Guarantee is in effect and until the Commitments have terminated and the Guaranteed Obligations and all amounts owing hereunder are paid in full, Paragon shall and shall cause each of its Subsidiaries to:

               10.1  Financial Statements.  Furnish to the Agent (with
                     --------------------
     sufficient copies for each Lender):

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of Paragon, a copy of the audited consolidated balance sheet of Paragon and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form (for fiscal years 1998 and thereafter) the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing; and

          (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of Paragon, the unaudited consolidated balance sheet of Paragon and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

     all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

          10.2  Certificates; Other Information.  Furnish to each of the
                -------------------------------
Lenders:

          (a) concurrently with the delivery of the financial statements referred to in Section 10.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (b) concurrently with the delivery of any financial statements pursuant to Section 10.1, (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer's knowledge, each Guarantor during such period has observed or performed all of its covenants and other material agreements, and satisfied every material condition, contained in this Guarantee and the other Operative Agreements to be observed, performed or satisfied by any Guarantor or Lessee, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information necessary for determining compliance by Paragon and its Subsidiaries with the provisions of Section 11.1 referred to therein as of the last day of the fiscal quarter or fiscal year of Paragon, as the case may be, and (y) to the extent not previously disclosed to the Agent, a listing of any county or state within the

     United States where any Guarantor keeps inventory (excluding immaterial pharmaceutical inventory located in a country where neither Paragon nor any of its Subsidiaries maintains a distribution center) or equipment and of any Intellectual Property acquired by any Guarantor since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list to be delivered, since the Reorganization Closing
     Date);

          (c) as soon as available, and in any event no later than 45 days after the end of each fiscal year of Paragon, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of Paragon and its Subsidiaries as of the end of the following fiscal year, and the related consolidated statements of projected cash flow, projected changes in financial position and projected income), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the "Projections"), which Projections shall in each case be accompanied by a summary of assumptions and a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

          (d) promptly following the circulation thereof for execution, but prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Senior Subordinated Note Indenture, the Senior Subordinated Notes or the Recapitalization Agreement;

          (e) within five days after the same are sent, copies of all financial statements and reports which Paragon sends to the holders of any class of its debt securities or public equity securities and within five days after the same are filed, copies of all financial statements and reports which Paragon may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

          (f) promptly, such additional financial and other information as any Lender may from time to time reasonably request (through the Agent).

          10.3  Payment of Obligations.  Pay, discharge or otherwise satisfy at
                ----------------------
     or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Paragon or its Subsidiaries, as the case may be.

          10.4  Conduct of Business and Maintenance of Existence, etc.    (a)
                ------------------------------------------------------
     (i) Continue to engage in the business of owning, operating, managing and/or financing Health Care Facilities and providing other services or amenities customarily provided by, or other activities customarily undertaken by, Persons owning, operating, managing and/or financing Health Care Facilities, (ii) preserve, renew and keep in full force and effect its corporate existence (except as otherwise permitted by Section 11.4) and
     (iii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 11.4 and except, in the case of clause (iii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          10.5  Maintenance of Corporate Property; Insurance.  (a)  Keep all
                ---------------------------------------------
     Corporate Property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its Corporate Property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against by companies engaged in the same or a similar business in the same geographic areas.

          10.6  Health Care Permits and Approvals.  Take all action reasonably
                ----------------------------------
     necessary to (a) maintain in full force and effect all Health Care Permits reasonably necessary for the lawful conduct of its business or operations where now conducted and as planned to be conducted, including the ownership and operation of its Health Care Facilities, pursuant to all Requirements of Law and (b) to ensure that all Health Care Facilities owned, leased, managed or operated by Paragon or any of its Subsidiaries are entitled to participate in, and receive payment under, the appropriate Medicare, Medicaid and related reimbursement programs, and any similar state or local government-sponsored program, to the extent Paragon or any of its Subsidiaries has decided to participate in any such program, and to receive reimbursement from private and commercial payers and health maintenance organizations to the extent applicable thereto, except, in each case, where a failure to do so could not reasonably be expected to have a Material Adverse Effect.

          10.7  Inspection of Corporate Property; Books and Records;
                ----------------------------------------------------
     Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of Paragon and its Subsidiaries with officers and employees of Paragon and its Subsidiaries and with its independent certified public accountants; provided, that the Agent shall
                                               --------
     use reasonable efforts to coordinate any such visits prior to the occurrence and during the continuance of an Event of Default.

          10.8  Notices.  Promptly give notice to the Agent and each Lender of:
                -------

          (a) the occurrence of any Default or Event of Default, provided, that in the case of Defaults or Events of Default referred to in Section 8(d) of the Corporate Credit Agreement, Paragon has knowledge thereof;

          (b) any (i) default or event of default under any Contractual Obligation of Paragon or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between Paragon or any of its Subsidiaries and any Governmental Authority, which in either case could reasonably be expected to have a Material Adverse Effect;

          (c) any litigation or proceeding affecting Paragon or any of its Subsidiaries in which the amount involved is $10,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

          (d) the following events, as soon as possible and in any event within 30 days after Paragon knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or Paragon or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan;

          (e) the following events, as soon as possible and in any event within five Business Days (i) after obtaining knowledge thereof, the occurrence of any event that would (with the giving of notice, the passage of time, or both) be a violation of any Health Care Permit necessary for the lawful conduct of the business or operations of Paragon or any of its Subsidiaries (other than those Health Care Permits the violation of which could not reasonably be expected to have a Material Adverse Effect), including, without limitation, the ownership and operation of its Health Care Facilities, (ii) after receipt thereof, any notice of any violation of any Requirements of Law which would (with the giving of notice, the passage of time, or both) cause any of the Health Care Permits referred to in clause
     (i) to be modified, rescinded or revoked and which Paragon does not reasonably expect to be able to cure within a reasonable period of time,
     (iii) after receipt thereof, any notice, summons, citation or other proceeding seeking to adversely modify in any material respect, revoke, or suspend any Medicare provider agreement, Medicaid provider agreement, Medicare certification or Medicaid certification applicable to any of the Health Care Facilities of Paragon or any of its Subsidiaries in any manner which could reasonably be expected to have a Material Adverse Effect, or
     (iv) after obtaining knowledge thereof, any revocation or involuntary termination of any Medicare provider agreement, Medicaid provider agreement, Medicare certification or Medicaid certification applicable to any of the Health Care Facilities of Paragon or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect;

          (f) as soon as possible and in any event within 10 days of obtaining knowledge thereof, the default, notice of default, event of default or breach by Paragon or any of its Subsidiaries under any Material Lease;

          (g) any development or event which has had or could reasonably be expected to have a Material Adverse Effect; and

          (h) as soon as possible and in any event within 10 days of obtaining knowledge thereof, any development, event or condition that, individually or in the aggregate with other developments, events or conditions, could reasonably be expected to result in the payment by Paragon and its Subsidiaries, in the aggregate, of a Material Environmental Amount.

     Each notice pursuant to this Section 10.8 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action Paragon or the relevant Subsidiary proposes to take with respect thereto.

          10.9  Environmental Laws.  (a)  Comply in all material respects with,
                ------------------
     and use commercially reasonable efforts to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and use commercially reasonable efforts to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all orders and directives of all Governmental Authorities regarding Environmental Laws, unless such requirement, order or directive is being timely challenged in appropriate proceedings and the pendency of such proceedings could not reasonably be expected to result in payment of a Material Environmental Amount.

          (c) With respect to any development, event or condition that is (or should have been) the subject of a notice provided pursuant to subsection 10.8(h) of this Guarantee, provide such information to the Agent as may be necessary to give the Agent reasonable assurance that such development, event or condition could not reasonably be expected to result in a Material Adverse Effect.

          10.10  Additional Guarantors.  With respect to any new Subsidiary
                 ---------------------
     created or acquired after the Reorganization Closing Date by Paragon (which, for the purposes of this paragraph, shall include any existing Subsidiary that ceases to be either an Excluded Foreign Subsidiary or an Excluded Domestic Subsidiary), Paragon or any of its Subsidiaries shall promptly cause such new Subsidiary to become a party to this Guarantee and to provide such evidence of corporate authority to enter into such Guarantee as the Agent may reasonably request.

          10.11  Permitted Acquisitions.  (a)  Deliver to the Lenders, not less
                 ----------------------
     than 10 Business Days prior to the closing of any proposed Acquisition involving a Purchase Price greater than or equal to $10,000,000 (which Purchase Price shall be increased to $25,000,000 if the Consolidated Leverage Ratio as of the last day of the most recently completed fiscal quarter is less than 4.5 to 1.0), each of the following: (i) a description of the property, assets and/or equity interest being purchased, in reasonable detail; (ii) a term sheet or other description setting forth the essential terms and the basic structure of the proposed Acquisition (including, Purchase Price and method and structure of payment; in this regard, if the Purchase Price includes a note or other right to payment Paragon shall detail the economic terms thereof and state in writing the balance sheet amount that will be required to be recorded in connection with such consideration; if the proposed Acquisition is approved, the amount of such consideration for purposes of the restrictions set forth in Section 11.8(h) shall be such balance sheet amount); (iii) projected statements of income for the entity that is being acquired (or the assets, if an asset Acquisition) for at least a two-year period following such Acquisition (including a summary of assumptions or pro forma adjustments for such projections); (iv) to the extent made available to Paragon, historical financial statements for the entity that is being acquired (or the assets, if an asset Acquisition) (including balance sheets and statements of income, retained earnings and cash flows for at least a two-year period prior to such Acquisition); and (v) confirmation, supported by detailed calculations, that Paragon and its Subsidiaries (A) would have been in compliance with all the covenants in Section 11.1 for the fiscal quarter ending immediately prior to the consummation of such Permitted Acquisition, with such compliance determined on a pro forma basis as if such Permitted Acquisition had been consummated on the first day of the Reference Period ending on the last day of such fiscal quarter, and (B) will have been in compliance with all the covenants of Section 11.1 for the Reference Period beginning on the first day of the fiscal quarter during which the consummation of such Permitted Acquisition occurs, with such compliance determined on a pro forma basis as if such Permitted Acquisition had been consummated on the first day of such Reference Period. With respect to any proposed Acquisition involving a Purchase Price of $25,000,000 or more, Paragon agrees that in reviewing such compliance and the historical financial statements of the Person or Persons being acquired, the Agent may require a review, at the cost of Paragon, by an independent certified public accountant.

          (b) Deliver to the Lenders, not later than 45 days after the end of each fiscal quarter of Paragon, the information required pursuant to clause
     (i) of paragraph (a) above for each Permitted Acquisition which was closed during such fiscal quarter and involves a Purchase Price of at least $3,000,000.

          10.12  Operative Agreements Control.  Notwithstanding the foregoing,
                 ----------------------------
     to the extent an affirmative covenant contained in this Guarantee relating in any respect to the Properties is inconsistent with an affirmative covenant contained in the Participation Agreement or other Operative Agreement (other than this Guarantee), the covenants contained in the Participation Agreement or other Operative Agreement (other than this Guarantee) shall govern.

          11.    Negative Covenants.  Paragon hereby agrees that so long as
                 ------------------
this Guarantee is in effect and until the Commitments have terminated and the Guaranteed Obligations and all amounts owing hereunder are paid in full, Paragon shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

          11.1   Financial Condition Covenants.
                 -----------------------------

          (a)    Consolidated Leverage Ratio.  Permit the Consolidated Leverage
                 ---------------------------
     Ratio as at the last day of any Reference Period ending during any period set forth below to exceed the ratio set forth below opposite such period:

                                                              Consolidated
               Period                                         Leverage Ratio
               ------                                         --------------
     December 31, 1997 through September 30, 1998            6.75 to 1.0
     December 31, 1998 through June 30, 1999                 6.50 to 1.0
     September 30, 1999 through June 30, 2000                6.00 to 1.0
     September 30, 2000 through June 30, 2001                5.50 to 1.0
     September 30, 2001 through June 30, 2002                5.00 to 1.0
     September 30, 2002 through June 30, 2003                4.75 to 1.0
     September 30, 2003 (or, if earlier, the Consolidated
      Leverage Ratio Stepdown Date)and thereafter            4.50 to 1.0

          (b)  Consolidated Interest Coverage Ratio.  Permit the Consolidated
               ------------------------------------
     Interest Coverage Ratio for any Reference Period ending during any period set forth below to be less than the ratio set forth below opposite such period:

                                                              Consolidated
               Period                                         Leverage Ratio
               ------                                         --------------
     December 31, 1997 through September 30, 1998               1.60 to 1.0
     December 31, 1998 through September 30, 1999               1.75 to 1.0
     December 31, 1999 through September 30, 2000               2.00 to 1.0
     December 31, 2000 through September 30, 2001               2.25 to 1.0
     December 31, 2001 through September 30, 2002               2.50 to 1.0
     December 31, 2002 and thereafter                           2.75 to 1.0

     ;provided, that for purposes of determining the ratio described above for
      --------
     the fiscal quarters of Paragon ending December 31, 1997, March 31, 1998 and June 30, 1998, Consolidated Interest Expense for the relevant Reference Period shall be deemed to equal Consolidated Interest Expense for such fiscal quarter (and, in the case of the latter two determinations, each previous fiscal quarter commencing after September 30, 1997) multiplied by 4, 2 and 4/3, respectively.

          (c)  Consolidated Fixed Charge Coverage Ratio.  Permit the
               ----------------------------------------
     Consolidated Fixed Charge Coverage Ratio for any Reference Period ending during any period set forth below to be less than the ratio set forth below opposite such period:

                                                              Consolidated
               Period                                         Leverage Ratio
               ------                                         --------------
     December 31, 1997 through September 30, 1998              1.10 to 1.0
     December 31, 1998 through September 30, 1999              1.15 to 1.0
     December 31, 1999 through September 30, 2001              1.20 to 1.0
     December 31, 2001 and thereafter                          1.25 to 1.0

     ;provided, that for purposes of determining the ratio described above for
      --------
     the fiscal quarters of Paragon ending December 31, 1997, March 31, 1998 and June 30, 1998, Consolidated Interest Expense and Capital Expenditures (Maintenance) for the relevant

     Reference Period shall be deemed to equal Consolidated Interest Expense or Capital Expenditures (Maintenance), as the case may be, for such fiscal quarter (and, in the case of the latter two determinations, each previous fiscal quarter commencing after September 30, 1997) multiplied by 4, 2 and 4/3, respectively.

          (d)  Maintenance of Consolidated Net Worth.  Permit Consolidated Net
               -------------------------------------
     Worth at the last day of any fiscal quarter of Paragon ending after December 31, 1997 to be less than the sum of (x) all items which were included on the consolidated balance sheet under shareholders' equity at December 31, 1997 less $50,000,000, (y) 50% of Consolidated Net Income (if positive) for the period from January 1, 1998 to such date and (z) without duplication, 100% of the Net Cash Proceeds of any issuance of Capital Stock by, or capital contribution made to, Paragon or any of its Subsidiaries after the Closing Date.

          11.2  Limitation on Indebtedness.  Create, incur, assume or suffer to
                --------------------------
     exist (in each case, to "Incur") any Indebtedness, except:
                              -----

          (a) Indebtedness of any Guarantor pursuant to the Corporate Credit Agreement, any Operative Agreement or any document relating thereto;

          (b) Indebtedness of Paragon to any Subsidiary and of any Wholly Owned Subsidiary Guarantor and, if incurred in the ordinary course of business, any other Wholly Owned Subsidiary, to Paragon or any other Subsidiary;

          (c) Indebtedness referred to in Section 11.3(g), Capital Lease Obligations and Attributable Debt in an aggregate principal amount for all Indebtedness referred to in this paragraph (c) not to exceed $50,000,000 at any one time outstanding, provided, that in no event shall the aggregate
                               --------
     principal amount of Attributable Debt exceed $10,000,000 at any one time outstanding;

          (d) Indebtedness outstanding on the Reorganization Closing Date and listed on Schedule 11.2(d) and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof, except to the extent (i) interest, premium and other amounts owing in respect of the Indebtedness being refinanced, refunded, renewed or extended and (ii) customary transaction costs incurred in connection with such refinancings, refundings, renewals or extensions, in each case, are capitalized in connection therewith);

          (e) (i) guarantees made in the ordinary course of business by Paragon or any of its Subsidiaries of obligations of any Wholly Owned Subsidiary;
     (ii) guarantees made by Paragon of any Assumed Debt of any Wholly Owned Subsidiary Guarantor; (iii) guarantees by any New PHCMI Subsidiary of PHCMI's obligations to Omega in connection with granting Omega a Lien on any Substitute Omega Property; and (iv) guarantees made by Paragon, GranCare, AMS Properties, Inc. and GCI Health Care Centers, Inc. under the HRPT Transaction Documents as described on Schedule 11.4(e).

          (f) Indebtedness of Paragon in respect of the Senior Subordinated Notes; provided, that the aggregate gross proceeds thereof do not exceed
            --------
     $500,000,000;

          (g) additional Indebtedness of Paragon in an aggregate principal amount not to exceed $25,000,000 at any one time outstanding;

          (h) Assumed Debt Incurred pursuant to an Acquisition consummated in accordance with Section 11.8(h);

          (i) additional Indebtedness of any of Paragon's Subsidiaries in an aggregate principal amount (for all Subsidiaries) not to exceed $25,000,000 at any one time outstanding;

          (j) Indebtedness in respect of Interest Rate Protection Agreements with any Lender or any affiliate of any Lender for hedging and not for speculative purposes; and

          (k)  obligations to acquire Capital Stock pursuant to Section 11.6(b).


          11.3  Limitation on Liens.  Create, incur, assume or suffer to exist
                -------------------
     any Lien upon any of its Corporate Property or revenues, whether now owned or hereafter acquired, except for:

          (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with
                                       --------
     respect thereto are maintained on the books of Paragon or its Subsidiaries, as the case may be, in conformity with GAAP;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which do not in any case materially detract from the value of the Corporate Property subject thereto or materially interfere with the ordinary conduct of the business of Paragon or any of its Subsidiaries;

          (f)  Liens in existence on the Reorganization Closing Date listed on
     Schedule 11.3(f), securing Indebtedness permitted by Section 11.2(d), provided that no such Lien is spread to cover any additional Corporate
     --------
     Property after the Closing Date and that the amount of Indebtedness secured thereby is not increased (it being understood that if such Indebtedness is refinanced, refunded, renewed or extended in accordance with Section 11.2(d), Liens with respect to the relevant Corporate Property may continue to apply to such Indebtedness as so refinanced, refunded, renewed or extended);

          (g) Liens securing Indebtedness of Paragon or any other Subsidiary Incurred pursuant to Section 11.2(c) to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially
             --------
     simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any Corporate Property other than the Corporate Property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased;

          (h)  Liens created pursuant to the Security Documents;

          (i) Liens resulting from judgments not constituting an Event of Default so long as no remedies in respect of such Liens have been exercised;

          (j) any interest or title of a lessor under any lease entered into by Paragon or any other Subsidiary in the ordinary course of its business and covering only the assets so leased;

          (k) Liens securing Assumed Debt so long as such Liens (i) were not incurred in contemplation of the Acquisition consummated in conjunction with the assumption of such Assumed Debt and (ii) such Liens do not encumber any Corporate Property other than the Corporate Property acquired pursuant to such Acquisition;

          (l) Liens securing Indebtedness Incurred pursuant to Section 11.2(i) so long as (i) such Indebtedness was Incurred to finance the acquisition of Corporate Property, (ii) recourse for repayment of such Indebtedness is expressly limited to the Corporate Property so acquired and (iii) such Liens do not encumber any Corporate Property other than the Corporate Property so acquired;

          (m) the creation of Liens by PHCMI and any New PHCMI Subsidiary in favor of Omega with respect to any Substitute Omega Property;

          (n) the creation of Liens by Paragon, GranCare, AMS Properties, Inc. and GCI Health Care Centers, Inc. in favor of HRPT in connection with the transactions described in Schedule 11.3(n) hereto;

          (o) Liens not otherwise permitted by this Section 11.3 so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to Paragon and all Subsidiaries) $5,000,000 at any one time; and

          (p) Permitted Exceptions (as such term is defined in the Corporate Mortgages) in effect on the Reorganization Closing Date.

          11.4  Limitation on Fundamental Changes.  Enter into any merger,
                ---------------------------------
     consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all of its Corporate Property or business, or make any material change in its present method of conducting business, except:

          (a) any Subsidiary of Paragon may be merged or consolidated with or into Paragon (provided that Paragon shall be the continuing or surviving
                   --------
     corporation) or with
     or into any Wholly Owned Subsidiary Guarantor (provided that the Wholly
                                                    --------
     Owned Subsidiary Guarantor shall be the continuing or surviving corporation);

          (b) any Subsidiary of Paragon may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to Paragon or any Wholly Owned Subsidiary Guarantor;

          (c) any Subsidiary of Paragon may Dispose of one or more Substitute Omega Properties to PHCMI or any of the New PHCMI Subsidiaries in connection with providing substitute collateral to Omega in exchange for the surrender by Omega of the Omega Letter of Credit;

          (d) any acquisition expressly permitted by Section 11.8 may be structured as a merger with or into Paragon (provided that Paragon shall be the continuing or surviving corporation) or with or into any Wholly-Owned Subsidiary Guarantor (provided that the Wholly Owned Subsidiary Guarantor shall be the continuing or surviving corporation)

          (e) the Dispositions described in Schedule 11.4(e) hereto and the transactions permitted pursuant to Sections 11.5(e) and 11.5(f).

          11.5  Limitation on Sale of Assets.  Dispose of any of its Corporate
                ----------------------------
     Property or business (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

          (a) the Disposition of obsolete or worn out property in the ordinary course of business;

          (b)  the sale of inventory in the ordinary course of business;

          (c)  Dispositions permitted by Section 11.4(b), 11.4(c) or 11.4(e);

          (d) the sale or issuance of any Subsidiary's Capital Stock to Paragon or any Wholly Owned Subsidiary Guarantor;

          (e) the exchange by Paragon or any of its Subsidiaries of any of its Health Care Facilities for any Health Care Facility of any third Person other than any exchange described in Schedule 11.4(e) hereto (any such exchange, an "Asset Swap"); provided, that (i) the aggregate amount of
                   ----------    --------
     Asset Swaps that may be consummated during the term of this Guarantee shall not exceed $50,000,000, valued at the fair market value thereof, (ii) prior to consummating any Asset Swap Paragon shall have provided evidence reasonably satisfactory to the Agent demonstrating pro forma compliance by Paragon with Section 11.1 both before and after giving effect to such Asset Swap, (iii) the fair market value of the property being received by Paragon or any of its Subsidiaries in connection with any such Asset Swap shall be substantially equivalent to the fair market value of the property being exchanged by Paragon or any of its Subsidiaries, (iv) prior to consummating any Asset Swap Paragon shall have provided evidence reasonably satisfactory to the Agent demonstrating that the net effect of any such Asset Swap on Consolidated EBITDA on a pro forma basis would be substantially equivalent to or greater than the Consolidated EBITDA for such Reference Period and
     (v) Paragon or the relevant Subsidiary shall take all steps requested by the Agent to provide the Agent on behalf of the Lenders with a fully perfected Lien on or security interest in the property being received by Paragon or any of its Subsidiaries in connection with any such Asset Swap to the same extent as the Lien or security interest which the Agent had in the property being exchanged by Paragon or any of its Subsidiaries; and

          (f) the sale of other assets having a fair market value not to exceed $50,000,000 in the aggregate for any fiscal year of Paragon; provided, that
                                                                  --------
     no such individual sale or series of sales in an aggregate amount in excess of $10,000,000 may be consummated unless Paragon provides a certificate to the Agent demonstrating pro forma compliance with Section 7.1 both before and after consummating such sale or sales; and provided, further, that
                                                    --------  -------
     regardless of the aggregate amount of such individual sale or series of sales, Paragon shall be in pro forma compliance with Section 11.1 both before and after any such sale or series of sales.

          11.6  Limitation on Dividends.  Declare or pay any dividend (other
                -----------------------
     than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of Paragon or any Subsidiary or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Paragon or any Subsidiary (collectively, "Restricted Payments"), except that:

          (a) any Subsidiary may make Restricted Payments to Paragon or any Wholly Owned Subsidiary Guarantor; and

          (b) so long as no Default or Event of Default shall have occurred and be continuing, Paragon may purchase its common stock or common stock options (i) from present or former officers or employees of Paragon or any Subsidiary upon the death, disability or termination of employment of such officer or employee or (ii) to the extent deemed necessary by Paragon in connection with employee compensation programs, provided, that after giving
                                                     --------
     effect to any payment under this paragraph (b), the aggregate amount of all payments made pursuant to this paragraph (b) during the term of this Guarantee, when added to the Employee Loan Outstanding Amount then in effect, shall not exceed $10,000,000.

          11.7  Limitation on Capital Expenditures.  Make or commit to make (by
                ----------------------------------
     way of the acquisition of securities of a Person or otherwise) any Capital Expenditures (Discretionary), except (a) Capital Expenditures (Discretionary) of Paragon and its Subsidiaries in any fiscal year which, when combined with the aggregate amount of Permitted Acquisitions made pursuant to Section 11.8(h) during such fiscal year (excluding the aggregate amount of the Purchase Prices thereof which is made in the form of the consideration referred to in clause (b) of the definition of Purchase Price), shall not exceed $125,000,000; provided that (i) no
                                                     --------
     Default or Event of Default has occurred and is continuing (unless a binding commitment to make such Capital Expenditures was entered into prior to the occurrence of such Default or Event of Default), or would occur after giving effect to any such Capital Expenditures (Discretionary); (ii) any amounts permitted herein for Capital Expenditures (Discretionary) during any fiscal year and not so expended in the fiscal year for which it is permitted may be carried over for expenditure only in the next following fiscal year; (iii) Capital Expenditures (Discretionary) made pursuant to this clause (a) during any fiscal year shall be deemed made, first, in respect of amounts permitted for the then-current fiscal year as provided above and, second, in respect of amounts carried over from the prior fiscal year pursuant to subclause (ii) above and (iv) if the Consolidated Leverage Ratio as of the last day of the most recently completed fiscal quarter is less than 4.5 to 1.0 then the amount referred to above shall be increased to $200,000,000 (and if availability under this clause (iv) is utilized the Consolidated Leverage Stepdown Ratio Date shall occur) and (b) Capital Expenditures made with the proceeds of any Reinvestment Deferred Amount.

          11.8  Limitation on Investments, Loans and Advances.  On or after the
                ---------------------------------------------
     Reorganization Closing Date, make any advance, loan, extension of credit (by way of guarantee or otherwise) or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of, or make any Acquisition from, or make any other investment in, any Person, except:

          (a)  extensions of trade credit in the ordinary course of business;

          (b)  investments in Cash Equivalents;

          (c)  Guarantee Obligations permitted by Section 11.2;

          (d)  loans and advances ("Employee Loans") to employees of Paragon or
                                    --------------
     its Subsidiaries in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses), so long as, after giving effect to the making of any Employee Loan, the aggregate amount of Employee Loans made since the Reorganization Closing Date (determined net of amounts actually repaid in cash in respect thereof) (the "Employee Loan Outstanding Amount"), when added to the aggregate amount of
      --------------------------------
     Restricted Payments made since the Reorganization Closing Date pursuant to
     Section 11.6(b), shall not exceed $10,000,000;

          (e)  the Recapitalization;

          (f) investments made by Paragon or any of its Subsidiaries with the proceeds of any Reinvestment Deferred Amount;

          (g) capital contributions or other similar investments by Paragon or any of its Subsidiaries in Paragon or any Person that, prior to any such investment, is a Wholly Owned Subsidiary Guarantor or, if made in the ordinary course of business, any other Wholly Owned Subsidiary;

          (h) any Acquisition of any Person or business, either through the purchase of the assets (including the goodwill) of such Person or business or the purchase of 100% of the Capital Stock of such Person, if each of the following conditions is satisfied: (i) the requirements of Section 10.11 have been satisfied with respect to such Acquisition and Paragon shall be in pro forma compliance with Section 11.1 both before and after giving effect to such Acquisition; (ii) no Default or Event of Default has occurred and is continuing, or would occur after giving effect to such Acquisition; (iii) the aggregate Purchase Prices (not including clause (b) of the definition thereof) of all such Acquisitions in any fiscal year of Paragon, when combined with the aggregate amount of Capital Expenditures (Discretionary) made during such fiscal year, shall not exceed $125,000,000; (iv) the Purchase Price (or any portion thereof) which is paid in the form of the consideration referred to in clause (b) of the definition of Purchase Price for all such Acquisitions in any fiscal year of Paragon shall not exceed $200,000,000; and (v) any such Acquisition shall have been approved by the Board of Directors or such comparable governing body of the Person or business being acquired; provided, that if
                                                              --------
     the Consolidated Leverage Ratio as of the last day of the most recently completed fiscal quarter for which the relevant financial information is available both before and after giving pro forma effect for such Acquisition as if such Acquisition were consummated on the first day of the Reference Period ending on the last day of the most recently completed fiscal quarter is less than 4.5 to 1.0, then the amounts referred to in clauses (iii) and (iv) above shall be increased to $200,000,000 (and if availability under this proviso is utilized the Consolidated Leverage Ratio Stepdown Date shall occur); and provided, further, that if the Consolidated
                                     -----------------
     Leverage Ratio as of the last day of the most recently completed fiscal quarter for which the relevant financial information is available after giving pro forma effect for such Acquisition as if such Acquisition were consummated on the first day of the Reference Period ending on the last day of the most recently completed fiscal quarter is less than 4.5 to 1.0, then the amount referred to in clause (iv) shall be increased to $300,000,000 (all such Acquisitions, the "Permitted Acquisitions");
                                  ----------------------

          (i) investments by Paragon or any of its Subsidiaries in patient trust accounts;

          (j) investments representing non-cash consideration in the form of senior notes of the purchasing party pledged by Paragon or the relevant Subsidiary in favor of the Agent for the benefit of the Lenders received by Paragon or any of its Subsidiaries in connection with any Asset Sale; provided that the aggregate amount of any such investments shall not exceed
     --------
     $50,000,000 during the term of this Guarantee;

          (k)  in addition to investments otherwise expressly permitted by this
     Section 11.8, investments by Paragon or any of its Subsidiaries in an aggregate amount (valued at cost) not to exceed $20,000,000 in the aggregate during the term of this Guarantee.

          11.9 Limitation on Optional Payments and Modifications of Debt
               ---------------------------------------------------------
     Instruments, etc.  (a)  Make or offer to make any payment, prepayment,
     -----------------
     repurchase or redemption of or otherwise defease or segregate funds with respect to the Senior Subordinated Notes (other than scheduled interest payments required to be made in cash), (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Subordinated Indenture or the Senior Subordinated Notes (other than any such amendment, modification, waiver or other change which (i) would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon or (ii) is not adverse to the interests of the Lenders in any respect) or (c) designate any Indebtedness as "Designated Senior Indebtedness" for the purposes of the Senior Subordinated Note Indenture.

          11.10  Limitation on Transactions with Affiliates.  Enter into any
                 ------------------------------------------
     transaction, including, without limitation, any purchase, sale, lease or exchange of Corporate Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than Paragon or any Wholly Owned Subsidiary) unless such transaction is (a) otherwise permitted under this Guarantee, (b) in the ordinary course of business of Paragon or such Subsidiary, as the case may be, and (c) upon fair and reasonable terms no less favorable to Paragon or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

          11.11  Limitation on Sales and Leasebacks.  Enter into any arrangement
                 ----------------------------------
     with any Person providing for the leasing by Paragon or any Subsidiary of real or personal property which has been or is to be sold or transferred by Paragon or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of Paragon or such Subsidiary (any such transaction, a "Sale/Leaseback Transaction"), except (a) to the extent
                     --------------------------
     expressly permitted by Section 11.2(c), (b) Sale/Leaseback Transactions identified on Schedule 11.2(d) and (c) the Sale/Leaseback Transaction described on Schedule 11.4(e).

          11.12  Health Care Permits and Approvals.  Engage in any activity that
                 ---------------------------------
     (a) constitutes or, with the giving of notice, the passage of time, or both, would result in a material violation of any Health Care Permit necessary for the lawful conduct of its business or operations or (b) constitutes or, with the giving of notice, the passage of time, or both, would result in the loss by any Health Care Facility owned, leased, managed or operated by Paragon or any of its Subsidiaries of the right to participate in, and receive payment under, the appropriate Medicare, Medicaid and related reimbursement programs, and any similar state or local government-sponsored program, to the extent that such Guarantor has decided to participate in any such program, and to receive reimbursement from private and commercial payers and health maintenance organizations to the extent applicable thereto, in each case, except where the loss of such Health Care Permit or rights to participate in or receive payments under such programs could not reasonably be expected to have a Material Adverse Effect.

          11.13  Limitation on Changes in Fiscal Periods.  Permit the fiscal
                 ---------------------------------------
     year of Paragon to end on a day other than September 30 or change Paragon's method of determining fiscal quarters.

          11.14  Limitation on Negative Pledge Clauses.  Except as set forth on
                 -------------------------------------
     Schedule 11.14, enter into or suffer to exist or become effective any agreement which prohibits or limits the ability of Paragon or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Corporate Property or revenues, whether now owned or hereafter acquired, other than (a) a Loan Document or Operative Agreement and (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby).

          11.15  Limitation on Restrictions on Subsidiary Distributions.  Except
                 ------------------------------------------------------
     as set forth on Schedule 11.15, enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of Paragon to (a) pay dividends or make any other distributions in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, Paragon or any other Subsidiary of Paragon, (b) make loans or advances to Paragon or any other Subsidiary of Paragon or (c) transfer any of its assets to Paragon or any other Subsidiary of Paragon, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents or Operative Agreements and (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement which has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary.

          11.16  Limitation on Lines of Business.  Enter into any business,
                 -------------------------------
     either directly or through any Subsidiary, except for those businesses in which Paragon and its Subsidiaries are engaged on the Reorganization Closing Date or which are reasonably related thereto.

          11.17  Limitation on Amendments to Recapitalization Documents, etc..
                 ------------------------------------------------------------
     Amend, supplement or otherwise modify the terms and conditions of the Recapitalization Agreement or any other document delivered by the parties thereto (other than Paragon) or any of their Affiliates in connection therewith except to the extent that any such amendment, supplement or modification could not reasonably be expected to have a Material Adverse Effect.

          11.18  Operative Agreements Control.  Notwithstanding the foregoing,
                 ----------------------------
     to the extent a negative covenant contained in this Guarantee relating in any respect to the Properties is inconsistent with a negative covenant contained in the Participation Agreement or other Operative Agreement (other than this Guarantee), the covenants contained in the Participation Agreement or other Operative Agreement (other than this Guarantee) shall govern.

          12.  Authority of Agent.  Each Guarantor acknowledges that the rights
               ------------------
and responsibilities of the Agent under this Guarantee with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and each Guarantor, the Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

          13.  Notices.  All notices, requests and demands to or upon the Agent,
               -------
any Lender or any Guarantor to be effective shall be in writing (including by telecopy or telex), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, confirmation of receipt received, or, in the case of telex notice, when sent, answerback received, addressed as follows:

          (a) if to the Agent or any Lender, at its address or transmission number for notices provided in Section 9.2 of the Credit Agreement; and

          (b) if to any Guarantor, at its address or transmission number for notices set forth below.

          The Agent, each Lender and each Guarantor may change its address and transmission numbers for notices by notice in the manner provided in this
Section 9.2 of the Credit Agreement.

          14.  Severability.  Any provision of this Guarantee which is
               ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          15.  Integration.  This Guarantee represents the agreement of each
               -----------
Guarantor with respect to the subject matter hereof and there are no promises or representations by the Agent or any Lender relative to the subject matter hereof not reflected herein.

          16.  Amendments in Writing; No Waiver; Cumulative Remedies  (a)  None
               -----------------------------------------------------
of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except as provided in Section 9.1 of the Credit Agreement.

          (b) Neither the Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 16(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Lender would otherwise have on any future occasion.

          (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

          17.  Section Headings.  The section headings used in this Guarantee
               ----------------
are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          18.  Successors and Assigns.  This Guarantee shall be binding upon the
               ----------------------
successors and assigns of each Guarantor and shall inure to the benefit of the Agent and the Lenders and their successors and assigns.

          19.  SUBMISSION TO JURISDICTION; WAIVERS.  (a)  EACH GUARANTOR HEREBY
               -----------------------------------
IRREVOCABLY AND UNCONDITIONALLY:

               (i) SUBMITS FOR ITSELF AND ITS PROPERTY IN ALL LEGAL ACTIONS OR PROCEEDINGS RELATING TO THIS GUARANTEE OR ANY OTHER OPERATIVE AGREEMENT TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE

     SUPREME COURT OF THE STATE OF NEW YORK, AND THE APPELLATE COURTS THEREOF AND WAIVES THE RIGHT TO REMOVE ANY SUCH ACTION OR PROCEEDING TO ANY FEDERAL COURT;

               (ii) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURT, WAIVES ANY OBJECTION THAT IT MAY HAVE NOW OR HEREAFTER TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND WAIVES ANY OBJECTION THAT SUCH ACTION OR PROCEEDING IN ANY SUCH COURT WAS BROUGHT IN AN INCONVENIENT FORUM AND AGREES NOT TO PLEAD, CLAIM OR ASSERT THE SAME;

               (iii) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID TO, OR BY PERSONAL SERVICE AT, ITS ADDRESS SET FORTH HEREIN OR SUCH OTHER ADDRESS OF WHICH THE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT HERETO, WHETHER OR NOT SUCH ADDRESS BE WITHIN THE JURISDICTION OF ANY SUCH COURT;

               (iv) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE AGENT (AND NOT OF GUARANTORS) TO SUE IN ANY OTHER JURISDICTION; AND

               (v) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION 19 ANY SPECIAL, EXEMPLARY, OR PUNITIVE DAMAGES.

          (b) EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE OR ANY OTHER OPERATIVE AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

          (c) TO THE EXTENT ANY PROPERTY IS LOCATED IN THE STATE OF CALIFORNIA, EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO ASSERT, ARGUE OR RAISE, IN ANY ACTION BROUGHT BY THE AGENT AGAINST ANY GUARANTOR UNDER THIS GUARANTEE, THAT THE AGENT OR THE LENDERS STRUCTURED THE TRANSACTION CONTEMPLATED BY THE OPERATIVE AGREEMENTS IN SUCH A MANNER PRIMARILY TO CIRCUMVENT THE CALIFORNIA ONE-FORM-OF-ACTION AND ANTI-DEFICIENCY LAWS, INCLUDING CALIFORNIA CODE OF CIVIL PROCEDURE (S)(S) 580a, 580b, 580d AND 726.

          (d) To the extent any Property is located in the State of California, each Guarantor hereby waives all of such Guarantor's rights of subrogation and reimbursement and any other rights and defenses available to such Guarantor by reason of California Civil Code Sections

2787 to 2855, inclusive, including (a) any defenses such Guarantor may have to the obligations undertaken by such Guarantor in this Guarantee by reason of an election of remedies by Lender, and (b) any rights or defenses such Guarantor may have by reason of protection afforded to Borrower with respect to the obligations guaranteed hereby pursuant to the antideficiency or other laws of the State of California limiting or discharging Borrower's indebtedness, including California Code of Civil Procedure Section 580a, 580b, 580d or 726. Each Guarantor's waiver of defenses under clause (a) above is made even though an election of remedies by Lender, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, destroys such Guarantor's rights of subrogation and reimbursement against Borrower by the operation of California Code of Civil Procedure Section 580d or otherwise. The foregoing waivers shall not be deemed a waiver of the defense that the Obligations have been paid or the Commitments reduced.

          20.  GOVERNING LAW.  THIS GUARANTEE SHALL BE GOVERNED BY, AND
               -------------
CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

          IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.


                                        PARAGON HEALTH NETWORK, INC.


                                        By: /s/ Charles B. Caeden
                                           -------------------------------
                                           Title: Vice President

                           AMERICAN-CAL MEDICAL SERVICES, INC.
                           AMS GREEN TREE, INC.
                           AMS PROPERTIES, INC.
                           CONNERWOOD HEALTHCARE, INC.
                           COORDINATED HOME HEALTH SERVICES, INC.
                           CORNERSTONE HEALTH MANAGEMENT COMPANY
                           EH ACQUISITION CORP.
                           EH ACQUISITION CORP. II
                           EH ACQUISITION CORP. III
                           EVERGREEN HEALTHCARE, INC.
                           EVERGREEN HEALTHCARE LTD., L.P.
                           GC SERVICES, INC.
                           GCI BELLA VITA, INC.
                           GCI CAMELLIA CARE CENTER, INC.
                           GCI COLTER VILLAGE, INC.
                           GCI EAST VALLEY MEDICAL & REHABILITATION CENTER, INC. GCI FAITH NURSING HOME, INC.
                           GCI HEALTH CARE CENTERS, INC.
                           GCI JOLLEY ACRES, INC.
                           GCI PALM COURT, INC.
                           GCI PRINCE GEORGE, INC.
                           GCI REALTY, INC.
                           GCI REHAB, INC.
                           GCI SPRINGDALE VILLAGE, INC.
                           GCI THERAPIES, INC.
                           GCI VALLEY MANOR HEALTH CARE CENTER, INC.
                           GCI VILLAGE GREEN, INC.
                           GCI-CAL HEALTH CARE CENTERS, INC.
                           GCI-CAL THERAPIES COMPANY
                           GCI-WISCONSIN PROPERTIES, INC.
                           GRANCARE GPO SERVICES, INC.
                           GRANCARE HOME HEALTH SERVICES, INC.
                           GRANCARE, INC.
                           GRANCARE NURSING SERVICES AND HOSPICE, INC.
                           GRANCARE OF MICHIGAN, INC.
                           GRANCARE OF NORTH CAROLINA, INC.
                           GRANCARE OF NORTHERN CALIFORNIA, INC.
                           GRANCARE SOUTH CAROLINA, INC.
                           GRANCARE TRADING, INC.
                           HERITAGE OF LOUISIANA, INC.
                           HMI CONVALESCENT CARE, INC.
                           HOSTMASTERS, INC.
                           NATIONAL HERITAGE REALTY, INC.
                           OMEGA/INDIANA CARE CORPORATION
                           RENAISSANCE MENTAL HEALTH CENTER, INC.
                           STONECREEK MANAGEMENT COMPANY, INC.



                           By: /s/ M. Henry Day, Jr.
                              ----------------------------------
                             Title: Assistant Secretary

                           AMERICAN PHARMACEUTICAL SERVICES, INC.
                           AMERICAN REHABILITY MANAGEMENT, INC.
                           AMERICAN REHABILITY SERVICES, INC.
                           AMERICAN SENIOR HEALTH SERVICES, INC.
                           APS HOLDING COMPANY, INC.
                           APS PHARMACY MANAGEMENT, INC.
                           BRIAN CENTER HEALTH & REHABILITATION/TAMPA, INC. BRIAN CENTER HEALTH & RETIREMENT/ALLEGHANY, INC. BRIAN CENTER HEALTH & RETIREMENT/BASTIAN, INC. BRIAN CENTER HEALTH & RETIREMENT/WALLACE, INC. BRIAN CENTER MANAGEMENT CORPORATION
                           BRIAN CENTER NURSING CARE/AUSTELL, INC.
                           BRIAN CENTER NURSING CARE/FINCASTLE, INC.
                           BRIAN CENTER NURSING CARE/HICKORY, INC.
                           BRIAN CENTER NURSING CARE/POWDER SPRINGS, INC. BRIAN CENTER OF ASHEBORO, INC.
                           BRIAN CENTER OF CENTRAL COLUMBIA, INC.
                           BRIAN CENTERS HEALTH & RETIREMENT/WALLACE, INC. DEVCON HOLDING COMPANY
                           EXTENDED ACUTE HOSPITALS OF AMERICA, INC.
                           GULF COAST PHYSICAL THERAPY GROUP, INC.
                           HOME HEALTH MANAGEMENT ASSOCIATES OF AMERICA, INC. HOMECARE ASSOCIATES OF AMERICA, INC.
                           HOSPICE ASSOCIATES OF AMERICA, INC.
                           HOSPICE CARE OF TENNESSEE, INC.
                           HOSPICE MANAGEMENT PARTNERS, INC.
                           LC MANAGEMENT COMPANY
                           LCA OPERATIONAL HOLDING COMPANY
                           LCR, INC.
                           LIVING CENTERS DEVELOPMENT COMPANY
                           LIVING CENTERS - EAST, INC.
                           LIVING CENTERS HOLDING COMPANY
                           LIVING CENTERS LTCP DEVELOPMENT COMPANY
                           LIVING CENTERS OF TEXAS, INC.
                           LIVING CENTERS - ROCKY MOUNTAIN, INC.
                           LIVING CENTERS - SOUTHEAST DEVELOPMENT CORPORATION LIVING CENTERS - SOUTHEAST, INC.
                           MED-CARE SALES AND RENTALS, INC.
                           MED-THERAPY REHABILITATION SERVICES, INC.
                           PROFESSIONAL RX SYSTEMS, INC.
                           PROGRESSIVE CARE CENTERS OF AMERICA, INC.
                           REHABILITY HEALTH SERVICES, INC.
                           REHABILITY HOSPITAL SERVICES, INC.
                           THERACARE HOME HEALTH AGENCY, INC.
                           THERAPY MANAGEMENT INNOVATIONS, INC.
                           TOICA, INC.
                           WORKHEALTH HEALTHCARE MANAGEMENT INC.


                           By: /s/ Boyd P. Gentry
                              --------------------------------------
                             Title: Vice President

                           Address for Notices:

                           Paragon Health Network, Inc.
                           One Ravinia Drive, 15th Floor
                           Atlanta, Georgia  30346
                           Attention:  Chief Financial Officer
                           Telecopy:  (770) 393-8599